Exhibit 8.1

Sidley Austin LLP 555 West Fifth Street Los Angeles, CA 90013 +1 213 896 6000 +1 213 896 6600 Fax AMERICA • ASIA PACIFIC • EUROPE

October 5, 2026

Angel Oak Mortgage REIT, Inc.

980 Hammond Drive, Suite 200

Atlanta, Georgia 30328

Re:	Angel Oak Mortgage REIT, Inc.

Ladies and Gentlemen:

We have served as counsel to Angel Oak Mortgage REIT, Inc., a Maryland corporation (“Angel Oak”), in connection with the registration statement on Form S-3 (the “Registration Statement”) being filed by Angel Oak with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), in connection with the offer and sale, from time to time, of up to 4,000,000 shares of Angel Oak’s common stock, $0.01 par value per share (“Stock”), as part of Angel Oak’s Dividend Reinvestment Plan.

We inform you that any U.S. federal tax advice contained in this opinion is limited to the one or more U.S. federal tax issues addressed in the opinion. Additional issues may exist that could affect the U.S. federal tax treatment of the transaction that is the subject of this opinion and this opinion does not consider or provide a conclusion with respect to any additional issues.

In connection with this opinion, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the prospectus forming a part of the Registration Statement (“Prospectus”), and such other documentation and information provided to us by Angel Oak or Falcons I, LLC, the external manager of Angel Oak, as we have deemed necessary or appropriate as a basis for the opinion set forth herein. In addition, Angel Oak has provided us with, and we are relying upon, a certificate containing certain factual statements, factual representations and covenants of an officer of Angel Oak and an officer of Falcons I, LLC dated the date hereof (the “Officer’s Certificate”) relating to, among other things, the actual and proposed operations of Angel Oak and the entities in which it holds, or has held, a direct or indirect interest (collectively, the “Company”). For purposes of our opinion, we have not independently verified the facts, statements, representations and covenants set forth in the Officer’s Certificate, the Registration Statement, the Prospectus, or in any other document. In particular, we note that the Company may engage in transactions in connection with which we have not provided legal advice, and have not reviewed, and of which we may be unaware. Consequently, we have relied on Angel Oak’s representation that the facts, statements, representations, and covenants presented in the Officer’s Certificate, the Registration Statement, the Prospectus, and other documents, or otherwise furnished to us, accurately and completely describe all material facts relevant to our opinion. We have assumed that all such facts, statements, representations and covenants are true without regard to any qualification as to knowledge, belief, intent, or materiality. Our opinion is conditioned on the continuing accuracy and completeness of such facts, statements, representations and covenants. Any material change or inaccuracy in the facts, statements, representations, and covenants referred to, set forth, or assumed herein or in the Officer’s Certificate may affect our conclusions set forth herein.

Sidley Austin (NY) LLP is a Delaware limited liability partnership doing business as Sidley Austin LLP and practicing in affiliation with other Sidley Austin partnerships.

October 5, 2026

Angel Oak Mortgage REIT, Inc.

In our review of certain documents in connection with our opinion as expressed below, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic, or electronic copies, and the authenticity of the originals of such copies. Where documents have been provided to us in draft form, we have assumed that the final executed versions of such documents will not differ materially from such drafts.

Our opinion is also based on the correctness of the following assumptions: (i) Angel Oak and each of the entities comprising the Company has been and will continue to be operated in accordance with the laws of the jurisdictions in which it was formed and in the manner described in the relevant organizational documents, (ii) there will be no changes in the applicable laws of the State of Maryland or of any other jurisdiction under the laws of which any of the entities comprising the Company have been formed, and (iii) each of the written agreements to which the Company is a party has been and will be implemented, construed and enforced in accordance with its terms.

In rendering our opinion, we have considered and relied upon the Internal Revenue Code of 1986, as amended (the “Code”), the regulations promulgated thereunder (“Regulations”), administrative rulings and other Treasury interpretations of the Code and the Regulations by the courts and the Internal Revenue Service (“IRS”), all as they exist at the date hereof. It should be noted that the Code, Regulations, judicial decisions, and administrative interpretations are subject to change or differing interpretation at any time and, in some circumstances, with retroactive effect. A material change that is made after the date hereof in any of the foregoing bases for our opinion could affect our conclusions set forth herein. In this regard, an opinion of counsel with respect to an issue represents counsel’s best judgment as to the outcome on the merits with respect to such issue, is not binding on the IRS or the courts, and is not a guarantee that the IRS will not assert a contrary position with respect to such issue or that a court will not sustain such a position if asserted by the IRS. This opinion shall not be construed as or deemed to be a guaranty or insuring agreement. In addition, this opinion does not foreclose the possibility that Angel Oak may have to pay a deficiency dividend, or an excise or penalty tax, which could be significant in amount, in order to maintain its REIT qualification.

October 5, 2026

Angel Oak Mortgage REIT, Inc.

We express no opinion as to the laws of any jurisdiction other than the federal income tax laws of the United States. We express no opinion on any issue relating to Angel Oak, the Company or any investment therein, other than as expressly stated herein.

Based on and subject to the foregoing, we are of the opinion that:

1.            Commencing with Angel Oak’s taxable year ending on December 31, 2019, Angel Oak has been organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust (“REIT”) under the Code, and its current organization and proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code.  In addition, Angel Oak’s qualification and taxation as a REIT depend upon its ability to meet, through actual operating results, certain requirements relating to the sources of its income, the nature of its assets, its distribution levels and the diversity of its stock ownership, and various other qualification tests imposed under the Code, and we have not undertaken to review Angel Oak’s compliance with these requirements on a continuing basis.  Accordingly, no assurance can be given that the actual results of Angel Oak’s operations for any one taxable year will satisfy the requirements for taxation as a REIT under the Code.

2.             Although the discussion set forth in the Prospectus under the heading “Material U.S. Federal Income Tax Considerations” does not purport to discuss all possible U.S. federal income tax considerations of the ownership and disposition of the Stock, such discussion, though general in nature, constitutes, in all material respects, an accurate summary under current law of the material U.S. federal income tax considerations of the ownership and disposition of the Stock, subject to the qualifications set forth therein. The U.S. federal income tax considerations of the ownership and disposition of the Stock by a holder of such Stock will depend upon that holder’s particular situation, and we express no opinion as to the completeness of the discussions set forth in the Prospectus under the heading “Material U.S. Federal Income Tax Considerations” as applied to any particular holder.

This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any legal developments or factual matters arising subsequent to the date hereof, or the impact of any information, document, certificate, record, statement, representation, covenant, or assumption relied upon herein that becomes incorrect or untrue.

This opinion has been prepared for you in connection with the filing of the Registration Statement. We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name therein. In giving such consent, we do not thereby admit that we are an “expert” under the meaning of the Securities Act or that we otherwise are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ SIDLEY AUSTIN LLP